Exhibit 8.1

[MASLON EDELMAN BORMAN & BRAND, LLP LETTERHEAD]

May 12, 2014

Wireless Ronin Technologies, Inc. 5929 Baker Road, Suite 475 Minnetonka, MN 55345

Re:
Merger pursuant to the Agreement and Plan Of Merger and Reorganization (the "Agreement"), dated March 5, 2014 (as amended on April 11, 2014), among Wireless Ronin Technologies, Inc., a Minnesota corporation ("Parent"); Broadcast Acquisition Co., a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and Broadcast International, Inc. a Utah corporation ("Company").

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Sections 5.8 and 6.5(a) of the Agreement, in connection with the proposed merger of Merger Sub into Company pursuant to the Agreement (the "Merger").

Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.  All "section" references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

Reliance on Factual Representations

We have acted as general counsel and tax counsel to Parent in connection with the Merger.  As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation thereof except for facts we observed, and our knowledge of the documents we negotiated and/or prepared, in our general representation of Parent in connection with the Merger) the truth and accuracy at all relevant times (including without limitation the Effective Time) of, the statements, covenants, representations, and warranties contained in the following documents and statements (including all exhibits and schedules attached thereto):

(a)         the Agreement;

Wireless Ronin Technologies, Inc.

(b)         those tax representation letters delivered to us by Company, Parent and Merger Sub pursuant to Section 5.8 of the Agreement (the "Tax Representation Letters");

(c)          the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission (the "SEC"), as file number 333-195278, by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Registration Statement"), as such Registration Statement has been amended before the time it is declared effective by the SEC;

(d)         such other instruments and documents related to the organization and operation of Parent, and related to the consummation of the Merger and the other transactions contemplated by the Agreement, as we have deemed necessary or appropriate.

Reliance on Factual Assumptions

In connection with rendering this opinion, we have assumed (with your permission and without any independent investigation thereof except for facts we observed, and our knowledge of the documents we negotiated and/or prepared, in our general representation of Parent in connection with the Merger) that:

(a)           Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b)          All representations, warranties, and statements made or agreed to by Company, Parent and Merger Sub, their managements, employees, officers, and directors in connection with the Merger, including but not limited to those set forth or described in the Agreement (including the exhibits thereto), the Registration Statement and the Tax Representation Letters, are true and accurate at all relevant times;

(c)           All covenants contained in the Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

(d)          The Merger will be reported by Company, Parent and Merger Sub on their respective United States federal income tax returns (if applicable) in a manner consistent with the opinion set forth below;

Wireless Ronin Technologies, Inc.

(e)           Any representation or statement qualified with reference to the "knowledge" or intention of a person is correct without such qualification;

(f)           The Agreement, the Registration Statement and the Tax Representation Letters reflect all the material facts relating to the Merger, Company, Parent and Merger Sub; and

(g)           The Articles of Merger will be accepted for filing by the Secretary of State of the State of Utah.

Conclusions

Based on our examination of the foregoing items, and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Agreement, for United States income tax purposes:  (a) the Merger will be a reorganization within the meaning of Section 368(a) of the Code; (b) each of Company, Parent and Merger Sub will be a party to that reorganization within the meaning of Section 368(b) of the Code; and (c) the statements under the caption "Tax Considerations" in the prospectus contained in the Registration Statement, to the extent that such statements are summaries of the laws, regulations and legal matters referred to therein, are accurate in all material respects with respect to a holder of Company Common Stock (a "Company Stockholder").

Limits on Scope of Opinion

This opinion is limited to the United States federal income tax consequences of the Merger; and does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Agreement.  In addition, no opinion is expressed as to any United States federal income tax consequence of the Merger or the other transactions contemplated by the Agreement except as specifically set forth herein; and this opinion may not be relied upon for the purpose of avoiding any income tax penalties, or any other purpose, except with respect to the consequences specifically discussed herein.  Additional issues may exist that could affect the United States federal tax treatment of the matter that is the subject of this opinion; and this opinion does not consider or provide a conclusion with respect to such issues.  For example, no opinion is expressed as to the United States federal income tax treatment that may be relevant to a particular Company Stockholder in light of personal circumstances (such as a Company Stockholder receiving cash for Dissenting Shares), or to certain types of Company Stockholders subject to special treatment under the United States federal income tax laws (for example, financial institutions, insurance companies, foreign individuals and entities, tax-exempt entities, dealers in securities, persons who are subject to the alternative minimum tax provisions of the Code, Company Stockholders whose shares of Company Common Stock are qualified small business stock for purposes of Sections 1202 and 1045 of the Code, Company Stockholders who acquired Company Common Stock from Company pursuant to the exercise of an employee stock option or options or otherwise as compensation, or Company Stockholders who hold Company Common Stock as part of an integrated investment, such as a "straddle," composed of Company Common Stock and one or more other positions).  To the extent that any of the representations, warranties, statements and assumptions material to our opinion, and upon which we have relied, is not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.  Finally, the opinions set forth above are subject to all of the exceptions, conditions, qualifications, limitations, assumptions and caveats set forth in the ABA Legal Opinion Accord with respect to such opinions.

Wireless Ronin Technologies, Inc.

This opinion is not binding on the IRS or any court of law, administrative agency or other governmental body; and represents only our judgment as to the likely outcome if the United States federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction.  However, in our opinion, the IRS has no reasonable basis for a successful challenge of the conclusions concerning United States federal income tax issues discussed in this opinion.  Our conclusions are based on the Code, existing judicial decisions, administrative Regulations and published rulings as in effect on the date hereof.  No assurance can be given that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of our conclusions.  By rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

Sincerely, MASLON EDELMAN BORMAN & BRAND, LLP

cc:	Paul Chestovich, Esq.